Exhibit 99.1

Investors & Reporters May Contact:
Joe Sorice
Sr. Manager, Investor Relations
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Announces Appointment of Senior Vice President and Chief Human Resources Officer
ATLANTA, GA. (August 31, 2026) — Asbury Automotive Group, Inc. (NYSE: ABG) (“the Company”), one of the largest automotive retail and service companies in the U.S., is pleased to announce the appointment of Wendy Reynolds-Dobbs as Senior Vice President and Chief Human Resources Officer, effective September 14, 2026.
Dr. Reynolds-Dobbs joined Asbury in May 2022 and currently serves as the Company’s interim Chief Human Resources Officer and Vice President, Talent Development & Chief Culture Officer. Prior to joining Asbury, Dr. Reynolds-Dobbs served as Vice President and Chief Diversity, Equity & Inclusion Officer at Unisys Corporation, a publicly-traded global technology solutions company, from March 2021 to April 2022. From March 2017 to March 2021, she served as Vice President, Talent Management and Diversity & Inclusion at Change Healthcare, a publicly-traded healthcare technology company which was acquired by Optum, part of UnitedHealth Group, in October 2022. Dr. Reynolds-Dobbs also serves on the Board of Directors of North Fulton Community Charities. She holds a Ph.D. and M.S. from the University of Georgia and a B.A. from the University of California, San Diego.
“Since joining Asbury in 2022, Wendy has been a transformative leader and a driving force behind our culture, talent and team member experience,” said Daniel Clara, Asbury’s President and Chief Executive Officer. “Her leadership, passion and commitment to developing our people have made a meaningful impact across our organization. I am confident that under Wendy’s leadership, we will continue to strengthen our culture, unlock the full potential of our team members, and elevate the industry leading guest experience that differentiates Asbury.”
“At Asbury, our team members are central to our commitment to be the most guest-centric automotive retailer,” said Dr. Reynolds-Dobbs. “I am honored to lead our human resources function and to continue investing in the culture and talent development that make our North Star possible every day.”

The Company also announced a transition plan for Jed Milstein, who was with the Company for a decade, most recently serving as Senior Vice President and Chief Human Resources Officer. Under the plan, Mr. Milstein will provide consulting services through the end of 2026 to ensure a smooth and orderly transition.
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Atlanta, Georgia, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a multi-year plan to increase revenue and profitability strategically through organic operations, acquisitive growth and innovative technologies, with its guest-centric approach as Asbury’s constant North Star. As of June 30, 2026, Asbury operated 158 new vehicle dealerships, consisting of 202 franchises and representing 34 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Asbury, a leading provider of service contracts and other vehicle protection products, and 37 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance. Asbury is recognized as one of America’s Fastest Growing Companies 2024 by the Financial Times, one of the World’s Most Trustworthy Companies for 2024 and 2025 by Newsweek, one of America’s Most Successful Small-Cap Companies by Forbes for 2026, and one of America's Best Companies 2026 by TIME.
For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, beliefs, expectations, assumptions, and future events or performance. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, our ability to successfully manage changes in officer and executive management, our ability to execute our strategic and operational strategies and initiatives, and other risk factors we identify in our filings with the U.S. Securities and Exchange Commission (the “SEC”).
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the SEC from time to time, including Asbury’s most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
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